UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.  )

_____________________________

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IMMUCELL CORPORATION

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ImmuCell Corporation

Notice of Annual Meeting of Stockholders

June 14, 2018

To the Stockholders of ImmuCell Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ImmuCell Corporation (the Company) will be held at the Company’s principal place of business at 56 Evergreen Drive in Portland, Maine on Thursday, June 14, 2018 at 3:00 p.m. for the following purposes:

1.       Election of Directors: To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified (Proposal One);

2.       Advisory Vote to Approve Executive Compensation: To consider a nonbinding advisory resolution on the Company’s executive compensation program (Proposal Two);

3.       Increase in Authorized Common Stock: To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 8,000,000 to 11,000,000 (Proposal Three);

4.       Ratification of the Appointment of the Independent Registered Public Accounting Firm: To ratify the selection by the Audit Committee of the Board of Directors of RSM US LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2018 (Proposal Four); and

5.       Other Business: To conduct such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof, including approving any such adjournment or postponement, if necessary.

The Board of Directors has fixed the close of business on Wednesday, April 18, 2018, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors

/s/ Michael F. Brigham
Michael F. Brigham, Secretary
April 30, 2018

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING IN PERSON.

ImmuCell Corporation

56 Evergreen Drive

Portland, ME 04103

April 30, 2018

PROXY STATEMENT

2018 Annual Meeting of Stockholders

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ImmuCell Corporation (the Company), a Delaware corporation, of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at 3:00 p.m. on Thursday, June 14, 2018 at the Company’s principal place of business at 56 Evergreen Drive in Portland, Maine, and any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy card are first being given or sent to stockholders on or about April 30, 2018. Stockholders who execute proxies may revoke them at any time before exercise thereof.

VOTING OF OUTSTANDING COMMON STOCK

Only stockholders of record at the close of business on Wednesday, April 18, 2018, the record date, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders and at any adjournments thereof. As of such date, there were 5,480,157 shares of common stock of the Company issued and outstanding. Each share is entitled to one vote with respect to all matters to be acted upon at the meeting. The holders of one-third of the shares of the Company’s common stock outstanding and entitled to vote, represented at the meeting in person or by proxy, shall constitute a quorum for the transaction of business. Votes cast in person or by proxy at the meeting will be tabulated by the voting inspector appointed for the meeting.

Our Board of Directors is asking for your proxy. Giving us your proxy means that you authorize the persons named in this proxy to vote your shares at the Annual Meeting in the manner that you direct, or if you do not direct us in your signed proxy, in the manner as recommended by the Board of Directors in this proxy statement. You can vote for the director nominees or withhold your vote for one or all nominees. You also can vote for or against the other proposals or abstain from voting. If you request a proxy card, and return your signed proxy card, but do not give voting instructions, the shares represented by that proxy will be voted FOR each proposal.

With regard to the election of directors (Proposal One), votes may be cast in favor or withheld. The nominees for director receiving a plurality of the votes cast by the holders of the common stock represented at the meeting in person or by proxy will be elected. This means that the seven nominees receiving the largest number of votes cast will be elected.

With respect to Proposal Two, we are providing you with the opportunity to vote to approve, on an advisory, nonbinding basis, the compensation of the four executive officers named in the “SUMMARY COMPENSATION TABLE” under “EXECUTIVE COMPENSATION”, as disclosed in this Proxy Statement in accordance with the rules of the Securities and Exchange Commission (SEC). This proposal, which is commonly referred to as “say-on-pay”, is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Securities Exchange Act of 1934 (Exchange Act). Proposal Two is nonbinding. The affirmative vote of the holders of a majority of the shares of the Company’s common stock represented at the meeting is required to approve Proposal Two. Abstentions and votes against may be specified on this proposal. Since the approval of Proposal Two requires the approval of the holders of a majority of the shares of the Company’s common stock represented at the meeting, abstentions, broker non-votes (see below) and votes against will have the effect of a negative vote.

The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company is required in order to effectuate the proposed amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock of the Company (Proposal Three). Abstentions and votes against may be specified on the proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock of the Company. Brokers and other record holders have discretion to vote on this proposal in the absence of written instructions from the beneficial holder of the shares. Since approval of this amendment requires approval of the holders of a majority of the outstanding shares of the Company’s common stock, only abstentions and votes against will have the effect of a negative vote.

With respect to Proposal Four, we are providing you with the opportunity to ratify the appointment of our Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares of the Company’s common stock represented at the meeting is required to ratify Proposal Four. Abstentions and votes against may be specified on this proposal. Since the ratification of Proposal Four requires the approval of the holders of a majority of the shares of the Company’s common stock represented at the meeting, abstentions and votes against will have the effect of a negative vote.

Approximately 1,700 of our stockholders hold their shares through a stockbroker, bank, trustee, or other nominee (Beneficial Owner), and approximately 780 of our stockholders hold their shares directly in their own name (Stockholder of Record). As summarized below, there are some distinctions between shares held beneficially and those owned of record.

Beneficial Owner: If your shares are held in a stock brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being made available to you through your bank, broker, trustee, or nominee, who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee, or nominee on how to vote and you are also invited to attend the meeting. Your bank, broker, trustee, or nominee is obligated to provide you with voting instructions for use in instructing the bank, broker, trustee, or nominee how to vote these shares. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you have a proxy from the bank, broker, trustee or nominee that is the holder of record of the shares giving you the right as beneficial owner to vote the shares at the meeting. If you do not give instructions to your bank or brokerage firm, it will not be allowed to vote your shares with respect to certain “non-discretionary” proposals, but it will be able to vote your shares with respect to certain “discretionary” proposals. The election of directors (Proposal One) and the advisory vote to approve executive compensation (Proposal Two) are considered to be “non-discretionary” proposals on which banks and brokerage firms may not vote without instructions from the beneficial owner. “Broker non-votes” for “non-discretionary” proposals are votes with respect to shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. The proposed amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock of the Company (Proposal Three) and the ratification of the appointment of our Independent Registered Public Accounting Firm (Proposal Four) are considered to be “discretionary” proposals on which banks and brokerage firms may vote in the absence of instructions from the beneficial owner.

Stockholder of Record: If your shares are registered directly in your name with ImmuCell’s transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record of those shares and these proxy materials are being made available directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the meeting.

The preliminary voting results will be announced at the meeting. The final voting results will be tallied by the voting inspector and reported in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the meeting.

EXPENSES AND SOLICITATION

The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. Although the Company reserves the right to do so, the Company does not currently intend to solicit proxies otherwise than by use of the mail, but certain officers and employees and advisors of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

STOCKHOLDER PROPOSALS, DIRECTOR NOMINATIONS AND COMMUNICATIONS

Proposals (other than director nominations, which are addressed in the following paragraph) of stockholders of the Company intended to be presented at the 2019 Annual Meeting of Stockholders must be received by the Company at its principal place of business no later than December 31, 2018 (which date is 120 days prior to the first anniversary of when the 2018 Proxy Statement is first mailed to stockholders) to be eligible for possible inclusion in the Company’s Proxy Statement and form of proxy relating to the 2019 meeting. Certified mail addressed to the Secretary of the Company is advised. No such proposals were received by the Company by December 30, 2017 for inclusion in the Company’s Proxy Statement and form of proxy relating to the 2018 Annual Meeting of Stockholders.

The Nominating Committee of the Board of Directors will consider nominees for director recommended by stockholders, applying the same evaluation standards as it would apply to candidates identified by management, other members of the Board of Directors or the Nominating Committee. Recommendations for director nominees may be sent to the Nominating Committee through the Secretary of the Company. Under the advance notice provisions in the Company’s By-laws, stockholders intending to formally nominate a person for election as a director at the Annual Meeting, as distinguished from recommending a candidate to the Nominating Committee, must notify the Secretary of the Company in writing of this intent not less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. If the date of the Annual Meeting is changed by more than 30 days from such anniversary date, the notice from the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the date of such Annual Meeting was mailed to stockholders. Such notice must comply with the provisions set forth in the By-laws.

For nominations of candidates recommended by stockholders for election as directors to have been considered at the 2018 Annual Meeting of Stockholders, notice must have been received by the Secretary of the Company no earlier than March 17, 2018 and no later than April 16, 2018, and meet other requirements set forth in the By-laws. No such nominations were received. A copy of the relevant provisions of the By-laws will be sent to any stockholder who requests these in writing. Such requests should be addressed to the Secretary of the Company.

Stockholders that wish to send communications to the Board of Directors for any reason may do so by mail sent to ImmuCell Corporation, 56 Evergreen Drive, Portland, Maine 04103, Attention: Secretary. The Secretary is responsible for bringing any such communications to the attention of the full Board of Directors at its next regularly scheduled meeting, which is generally quarterly. Additionally, after adjournment of the formal business matters at each year’s Annual Meeting, there is an opportunity for stockholders to communicate directly with the Company’s management and directors. The Company encourages its directors to attend the Annual Meeting of Stockholders in person. All directors did attend the 2017 Annual Meeting of Stockholders.

All shares represented by proxies in the form enclosed herewith will be voted at the meeting and adjournments thereof in accordance with the terms of such proxies and the pertinent statements included herein relative to the exercise of the power granted by said proxies, provided such proxies appear to be valid and executed by stockholders of record entitled to vote thereat and have not previously been revoked. A proxy may be revoked at any time prior to its exercise by the filing with the Secretary of the Company of an instrument revoking such proxy or a duly executed proxy bearing a later date. A stockholder’s proxy will not be voted if the stockholder attends the meeting and elects to vote in person. Where the person solicited specifies in his, her or its proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder fails to so specify with respect to such proposals, the proxy will be voted FOR the election of the nominees listed in Proposal One, FOR the advisory vote to approve executive compensation outlined in Proposal Two, FOR the proposed amendment to the Company’s Certificate of Incorporation outlined in Proposal Three and FOR the ratification of the appointment of the Independent Registered Public Accounting Firm described in Proposal Four.

LEADERSHIP STRUCTURE OF THE BOARD OF DIRECTORS

With approval from the Board of Directors, the Compensation and Stock Option Committee determined that the title of President and CEO should be given to an individual not being the same person holding the title of Chair. The objective of this policy is to avoid a concentration of authority in any one person. Mr. Michael F. Brigham has served as President and CEO since February 2000. Dr. Joseph H. Crabb has served as Vice President and Chief Scientific Officer since December 1998, and he also served as Chair of the Board of Directors from June 2009 to February 2013. Effective February 2013 with compensation retroactive to January 1, 2013, Dr. David S. Tomsche has served as Chair of the Board of Directors. Before June 2009, the position of Chair had been vacant. It is the policy of the Board of Directors to have a meeting without the presence of the executive officers each time that the board or any of its committees meets to assure that candid discussions of business matters are conducted with and without the influence of the executive officers.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

During the year ended December 31, 2017, the Board of Directors of the Company held four regular meetings and two special meetings, and took action by unanimous written consent five times. The committees of the Board of Directors are the Audit Committee, the Compensation and Stock Option Committee and the Nominating Committee. During the year ended December 31, 2017, each director attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the board on which he or she served (during the periods that he or she served). The board has not set a formal policy for required meeting attendance. A high level of attendance and participation is expected, and to date directors have fulfilled this expectation. At the first meeting of the board following this year’s Annual Meeting, directors will be elected to serve on the various board committees until the next Annual Meeting and until their successors are elected.

The board has established an Audit Committee for the purpose of overseeing the accounting and financial reporting processes of the Company and the audits and reviews of its financial statements. The Audit Committee engages the Company’s Independent Registered Public Accounting Firm, consults with such auditors with regard to audit plans, reviews the annual reports of the independent auditors, oversees the adequacy of the Company’s internal operating procedures and controls, meets with management and the auditors to review quarterly and annual financial results, authorizes the public release of press releases covering financial results, reviews and authorizes quarterly and annual reports filed with the SEC and otherwise oversees compliance with certain legal, ethical and regulatory matters. The development and manufacture of products with scientifically-proven efficacy and with and without regulatory approval is subject to considerable risk. The Audit Committee takes the lead on oversight of credit, liquidity and operational risk, but the entire board, in conjunction with the executive officers, is very involved with reviewing Audit Committee recommendations and making independent assessments of risks in all areas of the Company’s business. The Company does not have a specific risk management department, but the Company’s Director of Finance and Administration and its President and CEO manage and contract for the Company’s insurance coverages in consultation with outside experts, in addition to identifying, managing and monitoring risk in areas not specifically covered by insurance. The Director of Finance and Administration reports to the President and CEO, who reports to the board. The Committee’s current members are Mr. Rosgen, Mr. Rothschild and Mr. Wainman. Mr. Wainman serves as Chair of the Audit Committee. All members of the Audit Committee meet the heightened independence requirements for audit committees under applicable NASDAQ Stock Market rules. The Audit Committee held seven meetings during the year ended December 31, 2017. The Audit Committee Report can be found on page 17 of this Proxy Statement, and the “Charter and Powers of the Audit Committee” has been posted on the Company’s web-site (http://immucell.com/wp-content/uploads/2017/05/charter.pdf).

The board has established a Compensation and Stock Option Committee (Compensation Committee) for the purpose of reviewing and recommending salary, bonus and other benefits for executive officers and directors of the Company. The Compensation Committee is responsible for administering the Company’s 2000 Stock Option and Incentive Plan, the 2010 Stock Option and Incentive Plan and the 2017 Stock Option and Incentive Plan. The Compensation Committee’s current members are Mr. Cunningham and Mr. Rothschild, both of whom are independent directors. Mr. Cunningham serves as Chair of the Compensation Committee. The Compensation Committee held ten meetings during the year ended December 31, 2017. The Compensation Committee does not have a charter but instead operates within the authority provided by the Company’s By-laws and authorizing resolutions adopted by the board. Its recommendations on executive and director compensation are subject to review and final approval by the Board of Directors, a majority of whose members are independent directors.

The Company’s President and CEO provides the Compensation Committee with recommendations relevant to a determination of executive and director compensation, but he does not participate in votes of the Compensation Committee or the board in this regard. In recent years, the Compensation Committee has not retained or relied upon outside consultants to assist in its determination of executive or director compensation.

The board has established a Nominating Committee for the purpose of recommending to the full board the number of directors to serve on the board, criteria for board membership and nominees for election to the board. In doing so, the Nominating Committee considers the integrity and relevant business experience of each nominee. All nominees included on this year’s proxy card were recommended by the Nominating Committee and then approved by a vote of the board. The Nominating Committee values diversity, believing that the Company benefits from decision making that includes a range of opinions, viewpoints and experience. For instance, the Nominating Committee would not want a board comprised only of directors having principally financial expertise or only of directors whose principal experience is in the dairy and beef industries. Likewise, the Nominating Committee believes that a board consisting of all men or all women would not be as strong as a gender-diverse board. While there is always room for improvement, the Nominating Committee believes that it has made substantial progress towards achieving these goals. The Committee’s current members are Mr. Cunningham and Mr. Wainman, both of whom are independent directors. Mr. Cunningham serves as Chair of the Nominating Committee. The Nominating Committee held three meetings during the year ended December 31, 2017. Provisions for stockholders to nominate candidates for election as directors are described above under the caption, “STOCKHOLDER PROPOSALS, DIRECTOR NOMINATIONS AND COMMUNICATIONS”. Upon recommendation of the Nominating Committee, the Board of Directors adopted a charter for the Nominating Committee in December 2012. This charter sets forth the policy to be utilized by the Nominating Committee in considering nominees identified by management to serve as directors for the Company. The Nominating Committee applies the same evaluation standards in considering nominees for director recommended by stockholders.

DIRECTOR COMPENSATION

The following table contains information as to the compensation paid by the Company to its non-executive directors for services rendered during the year ended December 31, 2017:

Name	Fees Earned or Paid in Cash	Option Awards	All Other Compensation	Total
David S. Cunningham	$22,000	$0	$0	$22,000
Linda Rhodes, V.M.D., Ph.D.	$16,000	$0	$0	$16,000
Jonathan E. Rothschild	$22,000	$0	$0	$22,000
David S. Tomsche, D.V.M.	$34,000	$0	$0	$34,000
Paul R. Wainman	$22,000	$0	$0	$22,000

Officers of the Company who are also directors do not receive additional compensation for attendance at Board of Directors’ meetings or committee meetings. Effective July 1, 2015, the annual fee paid to non-employee directors was increased from $16,000 to $20,000 (payable in four equal installments in advance to each non-employee director serving as a director as of the first day of each quarter). Effective July 1, 2017, the annual fee increased from $20,000 to $24,000 (payable in four equal installments in advance to each non-employee director serving as a director as of the first day of each quarter). Effective January 1, 2013, the additional compensation for the Chair of the Board of Directors was set at $12,000 per year (payable in four equal installments in advance as of the first day of each quarter). No increase in these fees has been made since then.

At the time first appointed to the board, Mr. Wainman was granted a non-qualified stock option to purchase 15,000 shares of common stock under the 2010 Stock Option and Incentive Plan. The options were granted on terms similar to those previously granted to all other directors. Mr. Wainman’s options have an exercise price equal to $4.80 per share, which was the fair market value of the common stock on the date of grant (March 31, 2014) and vested on March 31, 2017. This option expires if not exercised by March 30, 2019 or, if earlier, within one month (twelve months in the case of death or disability) after termination of service as a director. On March 19, 2018, each of the current five outside directors were granted non-qualified stock options to purchase 15,000 shares of common stock under the 2017 Stock Option and Incentive Plan. These options have an exercise price equal to $7.08 per share, which was the fair market value of the common stock on the date of grant, and they vest on March 19, 2021. These options expire if not exercised by March 18, 2023 or, if earlier, within one month (twelve months in the case of death or disability) after termination of service as a director.

INDEMNIFICATION AGREEMENTS

The Company has entered into indemnification agreements with its directors and executive officers in substantially the form approved by the stockholders at the 1989 Annual Meeting, as recently updated. The agreements include procedures for reimbursement by the Company of certain liabilities and expenses which may be incurred in connection with service as a director or executive officer. The Company expects to enter into indemnification agreements with individuals who become directors in the future, as well as such executive officers of the Company as the Board of Directors may from time to time determine.

EXECUTIVE COMPENSATION

Under the By-laws, executive officers are elected by the Board of Directors at its first meeting following each Annual Meeting of Stockholders of the Company, and each serves for a one-year term and until his or her successor is chosen and qualified. The Company has four executive officers, as follows:

MICHAEL F. BRIGHAM: Information concerning the background and experience of Mr. Brigham and the period during which he has served in his current capacity is set forth below under the caption “ELECTION OF THE BOARD OF DIRECTORS (Proposal One)”.

BOBBI JO BROCKMANN: Information concerning the background and experience of Ms. Brockmann and the period during which she has served in her current capacity is set forth below under the caption “ELECTION OF THE BOARD OF DIRECTORS (Proposal One)”.

JOSEPH H. CRABB, Ph.D.: Dr. Crabb was elected Vice President of the Company in December 1998, while maintaining the title of Chief Scientific Officer. He has served as Chief Scientific Officer since September 1998. Prior to that, he served as Vice President of Research and Development since March 1996. Prior to that, he served as Director of Research and Development and Senior Scientist since originally joining the Company in November 1988. He served as a Director of the Company from March 2001 (having previously served in that capacity from March 1999 until February 2000) until September 2017. He served as Chair of the Board of Directors from June 2009 to February 2013. Concurrent with his employment, he has served on national study sections and advisory panels, served as a peer reviewer, and held several adjunct faculty positions. Prior to joining the Company in 1988, Dr. Crabb earned his Ph.D. in Biochemistry from Dartmouth Medical School and completed postdoctoral studies in microbial pathogenesis at Harvard Medical School, where he also served on the faculty.

ELIZABETH L. WILLIAMS: Ms. Williams joined the Company during the second quarter of 2016 as Vice President of Manufacturing Operations. Previously, she led the U.S. Region for Zoetis as Vice President, Global Manufacturing and Supply. Prior to that, she held multiple Site Leader positions at Pfizer Animal Health facilities in Lincoln, Nebraska (2008-2011), Conshohocken, Pennsylvania (2006-2008) and Lee’s Summit, Missouri (2003-2006). She led the manufacturing organization (1999-2003) and the Process and Product Development group (1995-1999), achieving registration, approval and successful scale-up of five new products at the Lee’s Summit facility. She earned her Masters of Business Administration from Rockhurst University in Kansas City, Missouri and her Bachelor’s degree in Biology from the University of Missouri.

SUMMARY COMPENSATION TABLE

The following table contains information as to the total compensation paid by the Company to its executive officers for services rendered during the years ended December 31, 2017 and 2016:

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	All Other Compensation(2)	Total
Michael F. Brigham	2017	$299,329	$0	$86,750	$25,295	$411,374
President, Chief Executive Officer, Treasurer and Secretary	2016	$285,075	$0	$0	$25,679	$310,754

Bobbi Jo Brockmann	2017	$227,086	$0	$34,700	$19,519	$281,305
Vice President of Sales and Marketing	2016	$203,625	$0	$0	$12,597	$216,222

Joseph H. Crabb, Ph.D.	2017	$50,000	$0	$3,470	$2,000	$55,470
Vice President and Chief Scientific Officer	2016	$54,615	$0	$0	$2,185	$56,800

Elizabeth L. Williams	2017	$213,846	$0	$34,700	$18,146	$266,692
Vice President of Manufacturing Operations	2016	$149,808	$0	$100,000	$49,872	$299,680

____________

(1)      This non-cash amount of compensation represents the fair market value of the stock options estimated on the date of grant.

(2)      This amount includes Company-paid contributions to a 401(k) Plan, health insurance premiums and life insurance premiums that are available to all employees of similar employment status, if elected. For Ms. Brockmann, this amount also includes the personal use of a Company-owned vehicle. This amount in 2016 also includes relocation expenses for Ms. Williams.

Generally effective on or about February 1st of each year, annual salaries and bonuses for these named executive officers are determined at the discretion of the Compensation and Stock Option Committee. Effective February 6, 2016, the annual salary for Mr. Brigham was increased by 5% to $286,650. Effective February 4, 2017, the annual salary for Mr. Brigham was increased by 5% to $300,983. Effective February 3, 2018, the annual salary for Mr. Brigham was increased by 3% to $310,012. Effective February 6, 2016, the annual salary for Ms. Brockman was increased by 5% to $204,750. Effective February 4, 2017, the annual salary for Ms. Brockmann was increased by 12.3% to $230,000. Effective February 3, 2018, the annual salary for Ms. Brockmann was increased by 2% to $234,600. Effective February 6, 2016, the annual salary for Dr. Crabb was decreased to $50,000, reflecting Dr. Crabb’s decision to reduce his time commitment to the Company. No change to the annual salary for Dr. Crabb has been made since then. Effective April 4, 2016, Ms. Williams joined the Company at an initial annual salary of $205,000. Effective February 4, 2017, the annual salary for Ms. Williams was increased by 4.9% to $215,000. Effective February 3, 2018, the annual salary for Ms. Williams was increased by 3% to $221,450. Effective December 1, 2017 through November 30, 2018, the Company contributes from $12,430 to $15,265 (depending on which plan is elected) per year towards the cost of family health insurance coverage for all full-time employees electing this coverage. Mr. Brigham and Ms. Brockmann elected this option. Effective December 1, 2017 through November 30, 2018, the Company contributes from $8,409 to $10,480 per year towards the cost of employee and spouse health insurance coverage for all full-time employees electing this coverage. Ms. Williams elected this coverage. Dr. Crabb pays for his own health insurance.

EMPLOYMENT AGREEMENTS

Effective March 26, 2010, both Mr. Brigham and Dr. Crabb entered into amendments to their employment agreements that superseded and replaced in their entirety previous employment agreements. By waiving rights to contractual employment, these named executive officers agreed to serve the Company in “at will” capacities on such terms as the Board of Directors may from time to time determine, subject to termination by the Board of Directors at any time with or without cause and without a contractual right to severance compensation. Under these contract amendments, Mr. Brigham continues to serve the Company as President and CEO, and Dr. Crabb continues to serve the Company as Vice President and Chief Scientific Officer. Effective March 6, 2017, the Company entered into Incentive Compensation Agreements with Ms. Brockmann and Ms. Williams. Ms. Brockmann’s contract provides for the potential to earn up to $30,000 per year if certain objectives pertaining to First Defense® sales growth are achieved and up to $100,000 if certain objectives pertaining to sales of the Nisin product for the treatment of subclinical mastitis are achieved within approximately eighteen months of product approval. Ms. Williams’ contract provides for the potential to earn $100,000 if regulatory approval of the Nisin product for the treatment of subclinical mastitis is achieved by December 31, 2019 or $50,000 if regulatory approval of this product is achieved by December 31, 2020.

OUTSTANDING EQUITY AWARDS

Stock options are the only outstanding form of equity awards to the Company’s employees and directors. The following table contains information on stock options held by the Company’s executive officers that were outstanding as of December 31, 2017:

Name	Number of Shares Underlying Unexercised Options - Exercisable	Number of Shares Underlying Unexercised Options - Unexercisable(1)	Option Exercise Price	Grant Date	Expiration Date
Michael F. Brigham	47,500	0	$1.70	1/09/2009	1/08/2019
	0	25,000	$5.84	2/10/2017	2/09/2027

Bobbi Jo Brockmann	5,000	0	$3.65	1/04/2010	1/03/2020
	5,000	0	$3.99	2/08/2010	2/07/2020
	10,000	0	$3.15	12/15/2010	12/14/2020
	5,000	0	$5.75	10/12/2011	10/11/2021
	0	10,000	$7.54	12/16/2015	12/15/2025
	0	10,000	$5.84	2/10/2017	2/09/2027

Joseph H. Crabb, Ph.D.	47,500	0	$1.70	1/09/2009	1/08/2019
	0	1,000	$5.84	2/10/2017	2/09/2027

Elizabeth L. Williams	0	25,000	$6.70	4/04/2016	4/03/2026
	0	10,000	$5.84	2/10/2017	2/09/2027

____________

(1)      These stock options became/become exercisable three years after the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information known to the Company regarding beneficial ownership of the Company’s common stock as of April 19, 2018 of (i) each person known to the Company to be the beneficial owner of more than five percent of the Company’s common stock, (ii) each of the Company’s directors and nominees, (iii) each of the Company’s employees named in the “SUMMARY COMPENSATION TABLE” above and (iv) all directors and certain key employees of the Company as a group:

Name of Beneficial Owner	Shares of the Company’s Common Stock Beneficially Owned(1)	Percent of the Company’s Common Stock Beneficially Owned
Sandra F., Norman H. and Brian Pessin(2)	720,000	13.1%
Jonathan E. Rothschild(3)	510,158	9.3%
Michael F. Brigham(4)	204,752	3.7%
Joseph H. Crabb, Ph.D.(5)	152,611	2.8%
David S. Tomsche D.V.M.(6)	72,789	1.3%
Bobbi Jo Brockmann(7)	26,055	0.5%
Paul R. Wainman(8)	17,000	0.3%
David S. Cunningham(9)	12,070	0.2%
Steven T. Rosgen(10)	0	0.0%
Elizabeth L. Williams(11)	0	0.0%
Directors and named executive officers as a group (9 persons)(12)	995,435	17.7%

____________

(1)      The persons named in the table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, subject to the information contained in the footnotes to this table. The figures in the table include shares of common stock covered by stock options which are currently exercisable or will become exercisable within 60 days of the date of this Proxy Statement.

(2)      The address for the Pessins is 366 Madison Avenue, 14th Floor, New York, NY 10017.

(3)      This figure includes 226,416 shares of common stock held by Arterio Inc., a corporation owned solely by Mr. Rothschild. Mr. Rothschild holds 15,000 unvested options that were granted after December 31, 2017. The address of Mr. Rothschild is c/o Arterio, Inc., 1061-B Shary Circle, Concord, CA 94518.

(4)      This figure includes options to acquire 47,500 shares of common stock, which are currently exercisable at the price of $1.70 per share. Mr. Brigham also holds 25,000 unvested options that are described in the “OUTSTANDING EQUITY AWARDS” table and 20,000 unvested options that were granted after December 31, 2017.

(5)      This figure includes options to acquire 47,500 shares of common stock, which are currently exercisable at the price of $1.70 per share. Dr. Crabb holds 105,111 shares of common stock jointly with his spouse. He also holds 1,000 unvested options that are described in the “OUTSTANDING EQUITY AWARDS” table.

(6)      This figure includes 2,322 shares of common stock held by immediate family members of Dr. Tomsche. Dr. Tomsche holds 15,000 unvested options that were granted after December 31, 2017.

(7)      This figure includes 1,055 shares of common stock held jointly with Ms. Brockmann’s spouse and options to acquire 25,000 shares of common stock, which are currently exercisable at the prices described in the “OUTSTANDING EQUITY AWARDS” table. Ms. Brockmann also holds 20,000 unvested options that are described in the “OUTSTANDING EQUITY AWARDS” table and 7,500 unvested options that were granted after December 31, 2017.

(8)      This figure includes options to acquire 15,000 shares of common stock, which are currently exercisable at the price of $4.80 per share. Mr. Wainman also holds 15,000 unvested options that were granted after December 31, 2017.

(9)      Mr. Cunningham also holds 15,000 unvested options that were granted after December 31, 2017.

(10)   Mr. Rosgen holds 15,000 unvested options that were granted after December 31, 2017.

(11)   Ms. Williams holds 35,000 unvested options that are described in the “OUTSTANDING EQUITY AWARDS” table and 7,500 unvested options that were granted after December 31, 2017.

(12)   This figure includes 135,000 shares of common stock covered by stock options, which are currently exercisable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dr. David S. Tomsche (Chair of our Board of Directors) is a controlling owner of Leedstone Inc. (formerly Stearns Veterinary Outlet, Inc.), a domestic distributor of ImmuCell products (the First Defense® product line and CMT) and of J-t Enterprises of Melrose, Inc., an exporter. His affiliated companies purchased $610,073 and $551,020 of products from ImmuCell during the years ended December 31, 2017 and 2016, respectively, on terms consistent with those offered to other distributors of similar status. We made marketing-related payments of $8,118 and $5,286 to these affiliate companies during the years ended December 31, 2017 and 2016, respectively, that were expensed as incurred. Our accounts receivable (subject to standard and customary payment terms) due from these affiliated companies aggregated $14,176 and $3,221 as of December 31, 2017 and 2016, respectively.

The President and CEO of the Company is responsible for reviewing related party transactions. To assist with this process, each director is asked to complete an annual questionnaire covering transactions of this nature and other related matters. Regardless of dollar value, all related party transactions are reviewed with the relevant director and with the entire Board of Directors, if necessary.

ELECTION OF THE BOARD OF DIRECTORS (Proposal One)

Each of the seven persons listed below has been nominated to serve as a director until the next Annual Meeting of Stockholders and until his or her successor is chosen and qualified. Proxies in the enclosed form which are executed and returned will be voted (unless otherwise directed) FOR election as directors of the nominees listed below:

MICHAEL F. BRIGHAM Age: 57 Officer since: October 1991 Director since: March 1999

Mr Brigham was appointed to serve as President and Chief Executive Officer in February 2000, while maintaining the titles of Treasurer and Secretary, and was appointed to serve as a Director of the Company in March 1999. He previously had been elected Vice President of the Company in December 1998 and had served as Chief Financial Officer since October 1991. He has served as Secretary since December 1995 and as Treasurer since October 1991. Prior to that, he served as Director of Finance and Administration since originally joining the Company in September 1989. Mr. Brigham has been a member of the Board of Directors of the United Way of York County since 2012, serving as its Treasurer until June 2016 and is presently Chair of the Board of Directors and Chair of its Executive Committee. Mr. Brigham served as the Treasurer of the Board of Trustees of the Kennebunk Free Library from 2005 to 2011. He re-joined the Finance Committee of the library in 2012. Prior to joining the Company, he was employed as an audit manager for the public accounting firm of Ernst & Young. Mr. Brigham earned his Masters in Business Administration from New York University in 1989 and a Bachelor of Arts degree (with a double major in Economics and Spanish) from Trinity College in Hartford, Connecticut in 1983.

BOBBI JO BROCKMANN Age: 42 Officer since: February 2015 Director since: March 2017

Ms. Brockmann served as a Director of the Company from March 2017 to September 2017 and from January 2018 to the present. She was promoted to Vice President of Sales and Marketing in February 2015. She joined the Company as Director of Sales and Marketing in January 2010. Prior to that, she had been employed as Director of Sales since May 2008 and Sales Manager from February 2004 to April 2008 at APC, Inc. of Ankeny, Iowa, a developer and marketer of functional protein products for animal health and nutrition. Prior to that, she held other sales and marketing positions at APC, W & G Marketing Company, Inc. of Ames, Iowa, The Council for Agricultural Science and Technology of Ames, Iowa and Meyocks Group Advertising of West Des Moines, Iowa after graduating from Iowa State University.

DAVID S. CUNNINGHAM Age: 52 Director since: September 2011

Mr. Cunningham is a Chair of the Nominating Committee and of the Compensation and Stock Option Committee of the Board of Directors. He served on the Audit Committee of the Board of Directors until March 31, 2018. Effective January 1, 2018, he became Chief Commercial Officer of Bimeda, Inc., a global animal health company. He was Chief Operating Officer of Axxiom Consulting LLC (which firm has no direct or indirect material interest in the transactions of Axxiom LLC, which firm has been engaged to provide consulting services to the Company) from January 2013 to December 31, 2017. He was President and CEO of Teva Animal Health from May 2009 through December 2012. He was Vice President of Agri Laboratories, Ltd. of St Joseph, Missouri from 2003 to November 2008. Prior to that, he held several management related positions with Boehringer Ingelheim Vetmedica, Inc. and Hoechst-Roussel Agri-Vet from 1990 to 2003.

STEVEN T. ROSGEN Age: 52 Director since: January 2018

Mr. Rosgen joined the Board of Directors in January 2018 and joined the Audit Committee of the Board of Directors effective April 1, 2018. He is President of Strategem Research Inc., a company he founded in 2005 to seek original insights into consumers’ needs, aspirations and behaviors and to transform this knowledge into business strategies for launching new technologies and revitalizing products that have struggled in the market. Mr. Rosgen specializes in brand and pricing strategy and has worked with leading global agricultural companies in multiple sectors (ag informatics, biotechnology, crop protection, fertilizer, equipment, finance, grain marketing, livestock production and seed technology). He has conducted thousands of face-to-face meetings with North American crop and livestock producers and has worked in markets around the world. Prior to founding Strategem, Mr. Rosgen was a senior partner with Street Smart Strategic Planning, Director of Marketing with Hosteling International, and Research Coordinator with Baker Lovick/BBDO Advertising. He holds a Bachelor of Commerce Degree from the University of Calgary.

JONATHAN E. ROTHSCHILD Age: 64 Director since: April 2001

Mr. Rothschild is a member of the Audit Committee and the Compensation and Stock Option Committee of the Board of Directors. Since 1981, he has been President and CEO of Arterio, Inc., of Concord, California, a vitamin and supplement company that does business as Ecological Formulas. Mr. Rothschild served on the Board of Directors of CCA Industries, Inc. of East Rutherford, New Jersey (a developer and marketer of health and beauty products) from August 2012 through December 2014. He served as a director of the Anne Frank Center USA, a not-for-profit organization, from 1994 to 2017. He served as a director and Chief Financial Officer of Cistron Biotechnology from 1999 until it was acquired by Celltech, PLC in November 2000.

David S. Tomsche, D.V.M. Age: 61 Director since: December 2006

Dr. Tomsche was appointed to serve as Chair of the Board of Directors in February 2013. He served on the Nominating Committee of the Board of Directors until September 2017. He served on the Audit Committee from February 2014 through March 2014. He is a large animal veterinarian and owner of Leedstone Inc. (formerly Stearns Veterinary Outlet, Inc., an animal health distribution and milking system installation company) and of J-t Enterprises of Melrose, Inc., an exporter of ImmuCell products. He served as a director of VetPharm, Inc., an animal health products distributor, from 1995 until the company was sold in 2007. He also is a dairy producer. He obtained his degrees from the University of Minnesota.

PAUL R. WAINMAN Age: 53 Director since: March 2014

Mr. Wainman was appointed to the Board of Directors on March 31, 2014 and is a member of the Audit Committee and serves as Chair of that committee. He qualifies to serve as a “financial expert” given his background in accounting and finance. He became a member of the Nominating Committee of the Board of Directors effective September 2017. Mr. Wainman has served as Chief Financial Officer of Hancock Lumber since February 2016. From April 2015 until February 2016, he was a business strategy and financial consultant specializing in the paper and greeting card industry. Prior to that, he was President of Kleinfeld Paper of Billerica, Massachusetts, a personalized wedding stationery company, from September 2013 until April 2015. From 2005 to 2012, he was President and CEO of William Arthur, Inc., a division of Hallmark Cards, located in Kennebunk, Maine where he led a 275-employee manufacturer of luxury stationery products. Prior to that, he served another division of Hallmark Cards as CFO and COO from 1998 to 2004. Mr. Wainman served as a member of the Board of Directors of the Education Foundation of the Kennebunks and Arundel from 2011 to 2017. He obtained a degree in Accounting and Financial Control from Sheffield City University in England and qualified as a Chartered Accountant of England and Wales in 1990.

Each of these individuals brings distinct skills, perspectives and attributes to the Board of Directors. Mr. Brigham is an executive officer who has been employed by the Company since 1989 and has a financial and accounting background. Ms. Brockmann is an executive officer who has been employed by the Company since 2010 and has extensive experience in the sales and marketing of products to the dairy and beef industries. Mr. Cunningham is the Chief Commercial Officer of a global animal health company and brings to the board substantial expertise in our industry. Mr. Rosgen has a depth of experience in sales and marketing and product branding. Mr. Rothschild owns approximately 9.3% of the Company’s common stock and has experience owning and operating small businesses in the health and nutritional sector. Dr. Tomsche is a veterinarian and owner of a distribution outlet of products and services for animals, as well as an investor in and owner of dairy farms, and brings to the board substantial expertise in our industry. Mr. Wainman has extensive managerial and financial training and expertise.

There is no family relationship between any executive officer, director, or person nominated or chosen by the Company to become a director. Except for Mr. Brigham and Ms. Brockmann (both of whom are Company employees) and except for Dr. Tomsche (whose affiliated companies purchase a substantial amount of product from the Company on terms consistent with those offered to other distributors of similar status) each of the Company’s existing directors or nominees qualifies as an “independent director” as defined under applicable NASDAQ Stock Market rules. In evaluating the independence of directors, the board did consider the matters described above under the caption “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS”. If any of the individuals named above should not be available for election as contemplated, it is the intention of the persons named in the proxy to vote for such other person or persons as management may recommend. Management has no reason to believe any nominees will be unavailable. Any vacancies that may occur during the year may be filled by the Board of Directors to serve until the next Annual Meeting.

The Board of Directors recommends that you vote FOR the election of the seven nominees listed above.

Dr. Linda Rhodes served on our Board of Directors from August 2005 to August 2017. We would like to thank her for her service to the Company during these important years in our development.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (Proposal Two)

As required by Section 14A of the Exchange Act, which was enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are asking our stockholders to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. This proposal is commonly referred to as “say-on-pay.” We currently present such proposal to our stockholders on an annual basis, which is more often than is required.

We maintain a simple executive compensation program that consists almost entirely of base salary and periodic stock option grants, with the possibility of annual discretionary bonuses. No annual discretionary bonus has been awarded to these named executive officers by the Company since 2007. These elements of compensation have been selected by the Compensation and Stock Option Committee (Compensation Committee) because the Compensation Committee believes that they effectively achieve the fundamental goals of our compensation program, which are to attract, motivate, retain and reward exceptionally talented executives; to align executive interests and stockholder interests through an appropriate mix of long-term and short-term incentives; and to maximize the financial efficiency of the program from risk, tax, accounting, and cash flow perspectives.

Except as described below and under “EMPLOYMENT AGREEMENTS”, the Company does not provide any compensation or benefit plans to these named executive officers that are not also available to other employees. The Company differentiates among key employees primarily based on size of base salary. Annual compensation decisions for the named executive officers are made by the Compensation Committee based on performance and market-related factors.

Features of our compensation program for the named executive officers include the following:

•         A majority of total compensation is fixed, but is regularly reviewed and evaluated based on both long-term and short-term corporate performance.

•         During 2016, the Company entered into incentive compensation agreements with Ms. Brockmann and Ms. Williams linking their total compensation to certain sales and regulatory approval objectives.

•         Equity awards, which consist of stock options, generally vest after a three-year period. The Compensation Committee believes that this aligns interests of key employees and stockholders.

•         From time to time, the Compensation Committee reviews compensation against a peer group (companies of similar size and structure) to ensure that our total compensation is both competitive and appropriate.

•         The Compensation Committee annually reviews risk associated with our compensation program to ensure that our program does not create incentives that would encourage subjecting the Company to risks that are reasonably likely to have a material adverse effect on the Company.

We are asking our stockholders to indicate their support for the compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this proxy statement. Our Board of Directors is asking stockholders to approve a nonbinding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the named executive officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including the “SUMMARY COMPENSATION TABLE” and “OUTSTANDING EQUITY AWARDS” table, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board of Directors (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board of Directors (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board of Directors (or any committee thereof). However, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for these key employees.

The Board of Directors recommends that you vote FOR the approval of the advisory resolution on compensation for the named executive officers.

VOTE TO APPROVE AN INCREASE IN AUTHORIZED SHARES OF COMMON STOCK (Proposal Three)

The Company’s Board of Directors has unanimously approved an amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 8,000,000 to 11,000,000. The primary purpose of the proposed increase in the number of authorized shares of common stock is to provide the Company with the flexibility to issue additional shares of stock in private or public offerings to raise additional capital, or to have available additional shares for issuance in stock-based compensation plans for employees or directors of the Company. These shares could also be used to make more difficult a change in control of the Company, and in certain circumstances, such shares could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company. Such shares could also be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid or efforts to elect alternative candidates to the Board. No such issuances, however, are presently planned for the near term.

The Board of Directors recommends that you vote FOR the proposed amendment to our Certificate of Incorporation.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM (Proposal Four)

The Audit Committee has appointed RSM US LLP to serve as our Independent Registered Public Accounting Firm for the year ending December 31, 2018. The Audit Committee’s engagement of this firm was made in accordance with procedures contemplated in that committee’s charter. This decision was ratified by the Board of Directors. RSM US LLP had previously audited the Company’s financial statements for the years ended December 31, 2017 and 2016.

Although stockholder approval of the Audit Committee’s selection of RSM US LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. A representative of RSM US LLP is expected to be present at the Annual Meeting with an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions. If this proposal is not approved at the Annual Meeting, the Audit Committee will reconsider its selection of RSM US LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, can direct the appointment of a different firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and the stockholders’ best interests.

INFORMATION CONCERNING INDEPENDENT REGISTERED ACCOUNTING FIRM

On March 2, 2016, Baker Newman & Noyes, LLC informed the Company that it would decline to propose to audit the Company’s financial statements for the year ending December 31, 2016. Baker Newman & Noyes, LLC had previously audited the Company’s financial statements for the years ended December 31, 2015, 2014 and 2013. Baker Newman & Noyes, LLC performed the review of the Company’s financial statements for the three-month period ended March 31, 2016. The Audit Committee’s engagement of this firm was made in accordance with procedures contemplated in that committee’s charter.

The report of Baker Newman & Noyes, LLC on the Company’s financial statements for the three years ended December 31, 2015 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with that firm’s audits of financial statements for the three years ended December 31, 2015, there were no disagreements between the Company and Baker Newman & Noyes, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of Baker Newman & Noyes, LLC, would have caused Baker Newman & Noyes, LLC to make reference to the subject matter of the disagreements in their report on the Company’s financial statements for such years.

The report of RSM US LLP on the financial statements for the year ended December 31, 2017 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with that firm’s audit of the Company’s financial statements for the year ended December 31, 2017, there were no disagreements between the Company and RSM US LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of RSM US LLP, would have caused RSM US LLP to make reference to the subject matter of the disagreements in their report on the Company’s financial statements for such year.

The Board of Directors recommends that you vote FOR the ratification of our Independent Registered Public Accounting Firm for the year ending December 31, 2018.

Principal Accounting Fees and Services

Set forth below is a summary of the fees incurred for services rendered by the Company’s Independent Registered Public Accounting Firm, RSM US LLP, for the years ended December 31, 2017 and 2016.

	2017	2016
Audit Fees(1)	$190,439	$168,866
Tax Fees(2)	18,100	4,925
Total	$208,539	$173,791

____________

(1)      The Audit Fees (which include $5,590 and $39,987 paid to predecessor auditors during 2017 and 2016, respectively) include fees billed by or accrued for the auditors for their reviews of the quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q for the first three quarters of each year and their audits of the annual financial statements included in the Company’s Annual Reports on Form 10-K and charges related to special projects outside of the scope of the quarterly reviews and annual audits (including the preparation of our Registration Statement on Form S-3 and related Prospectus Supplements) and incidental expenses.

(2)      The Tax Fees for 2017 include fees billed during the year ended December 31, 2017 to assist with the preparation of the Company’s tax returns. The Tax Fees for 2016 (which include $1,425 paid to predecessor auditors) include fees billed during the year ended December 31, 2016 to assist with the preparation of the Company’s tax returns.

Pre-Approval Policy

In accordance with the procedures set forth in its charter, the Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms of those services) to be performed for the Company by its Independent Registered Public Accounting Firm. Such approval may be accomplished by approving the terms of the engagement prior to the engagement of the Independent Registered Public Accounting Firm with respect to such services or by establishing detailed pre-approval policies and procedures to govern such engagement. The Audit Committee authorizes management to spend up to $5,000 per year for services that are not anticipated at the time of the engagement, provided that the Audit Committee is promptly informed of such services.

Audit Committee Financial Expert

Pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Item 407 of Regulation S-K promulgated by the SEC, the Company is required to disclose whether it has at least one “Financial Expert” serving on its Audit Committee and if so, the name of the expert and whether the expert is independent of management. A company that does not have an Audit Committee Financial Expert must disclose this fact and explain why it has no such expert. Mr. Paul Wainman, who joined our Board of Directors on March 31, 2014 and currently serves as Chair of the Audit Committee, meets the SEC’s definition of a financial expert. It is the opinion of the Company’s Board of Directors that the Company addresses its audit functions with a depth of penetration and rigor that meets the intent of the requirements of the Sarbanes-Oxley Act for the following reasons:

•         All members of the Audit Committee of the Company are independent Directors, as defined by the SEC and NASDAQ.

•         The three members of the Audit Committee have knowledge of accounting for both their own businesses as well as for the Company. The three members of the Audit Committee have considerable experience operating his own marketing consulting firm, his own vitamin and nutrition company and a for-profit, privately-held commercial enterprise, respectively.

•         Internal audit work of the Company is performed by its Director of Finance and Administration, Accounting Associate and Office Manager.

•         The Company also continuously reviews, at its own initiative, the expertise of the members of its Board of Directors and its Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with certain applicable laws and regulations. The Audit Committee is responsible for selecting and hiring the Independent Registered Public Accounting Firm and meets with those accountants (in person or by telephone) before each quarterly press release concerning the Company’s financial results. The Audit Committee approves the public disclosure and filing with the SEC of the related press releases. After reviewing the quarterly and annual reports that are prepared by management, the Audit Committee authorizes the filing of such reports with the SEC. All members of the Audit Committee meet the heightened independence requirements for audit committees under applicable NASDAQ Stock Market rules. Mr. Rothschild has served as a member of the Audit Committee since 2008. Mr. Wainman joined the Audit Committee effective March 31, 2014 and serves as its Chair. Mr. Cunningham joined the Audit Committee as of July 2014. Effective April 1, 2018, Mr. Rosgen replaced Mr. Cunningham on the committee. Mr Cunningham was thanked for his past service on the committee. The Audit Committee currently operates under a charter adopted by the board in 2004. The Company has a January 1st to December 31st fiscal year. The Audit Committee met seven times during 2017.

The Audit Committee has reviewed the Company’s audited financial statements for the year ended December 31, 2017 and discussed such statements with management and RSM US LLP, the Company’s independent registered public accounting firm for 2017. The Audit Committee has discussed with RSM US LLP various communications that RSM US LLP is required to provide to the Audit Committee including the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standards No. 1301 (Communication with Audit Committees). The Audit Committee received from RSM US LLP the written disclosures and the letter required by applicable requirements of the PCAOB concerning independence and has discussed the auditor’s independence with them.

Based on the review and discussions noted above, the Audit Committee recommended to the board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and be filed with the SEC.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

Submitted by:

Audit Committee

Steven T. Rosgen

Jonathan E. Rothschild

Paul R. Wainman, Chair

CODE OF BUSINESS CONDUCT AND ETHICS

In December 2003, the Board of Directors of the Company adopted a Code of Business Conduct and Ethics that applies to all employees of the Company including the Company’s President and CEO and Director of Finance and Administration. This Code is a set of written standards that are designed to deter wrongdoing and to promote: (i) honest and ethical conduct, (ii) full, fair, accurate, timely and understandable disclosure in reports filed with the SEC, (iii) compliance with acceptable laws, (iv) prompt internal reporting of violations of the Code and (v) accountability for adherence to the Code. On March 19, 2014, the Board of Directors approved several minor revisions to this Code. This Code has been posted on the Company’s web-site (http://immucell.com/wp-content/uploads/2017/05/2014-Code-of-Business-Conduct-and-Ethics-revision.pdf) and was filed as Exhibit 14 to the Company’s Current Report on Form 8-K dated March 20, 2014. The Company will mail a copy of its Code of Business Conduct and Ethics to any interested party without charge, upon request. Such requests may be made by mail to the Company’s Secretary at ImmuCell Corporation, 56 Evergreen Drive, Portland, Maine 04103.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the best of the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2017, the Company’s directors, executive officers and greater than ten percent beneficial owners complied on a timely basis with all applicable Section 16(a) filing requirements.

OTHER BUSINESS

The management of the Company does not know of any business not specifically referred to above as to which any action is expected to be taken at the meeting. However, if any business other than those items referred to above properly comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

By Order of the Board of Directors

/s/ Michael F. Brigham
Michael F. Brigham, Secretary
April 30, 2018

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017 WHICH INCLUDES THE COMPANY’S FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. COPIES OF THE EXHIBITS TO THE 2017 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE UPON WRITTEN REQUEST TO THE FOLLOWING ADDRESS: INVESTOR RELATIONS, IMMUCELL CORPORATION, 56 EVERGREEN DRIVE, PORTLAND, ME 04103.

IMMUCELL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON JUNE 14, 2018

The undersigned stockholder(s) of ImmuCell Corporation (the “Company”), do(es) hereby appoint Mr. Michael F. Brigham and Ms. Elizabeth S. Toothaker, or either of them, true and lawful proxy or proxies, with full power of substitution in each, for and in the name of the undersigned to vote all shares of common stock, par value $0.10 per share, of the Company outstanding in the name(s) of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company’s principal place of business at 56 Evergreen Drive in Portland, Maine on Thursday, June 14, 2018 at 3:00 p.m. local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies. This Proxy is revocable. The undersigned reserve(s) the right to attend and vote in person.

Said proxies are directed to vote as indicated on the following proposals:

1.       ELECTION OF DIRECTORS (Proposal One):

Nominees:	™ MICHAEL F. BRIGHAM
™ BOBBI JO BROCKMANN
™ DAVID S. CUNNINGHAM
™ STEVEN T. ROSGEN
™ JONATHAN E. ROTHSCHILD
™ DAVID S. TOMSCHE
™ PAUL R. WAINMAN

FOR all nominees listed above ☐

WITHHOLD AUTHORITY to vote for all nominees listed above ☐

FOR ALL EXCEPT ☐

(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

2.       ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION: To approve a nonbinding advisory resolution on the Company’s executive compensation program (Proposal Two):

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.       AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION: To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 8,000,000 to 11,000,000 (Proposal Three):

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.       INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: To ratify the selection by the Audit Committee of the Board of Directors of RSM US LLP as Independent Registered Public Accounting Firm for the year ending December 31, 2018 (Proposal Four):

FOR	AGAINST	ABSTAIN
☐	☐	☐

5.       OTHER BUSINESS: To vote with discretionary authority upon any other matters which may properly come before the meeting or any adjournment thereof.

Each stockholder should specify by a mark in the appropriate box above how he, she or it wishes his, her or its shares voted. Shares will be voted as specified. IF NO SPECIFICATION IS MADE ABOVE, SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL ONE ABOVE, FOR THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION DESCRIBED IN PROPOSAL TWO ABOVE, FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION DESCRIBED IN PROPOSAL THREE ABOVE AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DESCRIBED IN PROPOSAL FOUR ABOVE.

Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here ☒

PLEASE CHECK HERE IF YOU ARE PLANNING TO ATTEND THE ANNUAL MEETING IN PERSON. ☐

Dated:...........................,2018
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Signature(s) of Stockholder(s)

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.